UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010 (May 12, 2010)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On May 12, 2010, Koss Corporation (“Company”) entered into a new secured credit facility (“Credit Agreement”) with JPMorgan Chase Bank, N.A. (“Lender”) that provides for an $8 million revolving secured credit facility and for letters of credit for the benefit of the Company of up to a sublimit of $2 million.  The Company and the Lender also entered into the Pledge and Security Agreement dated May 12, 2010 (the “Security Agreement”) under which the Company granted the Lender a security interest in the Company’s personal property and other assets in connection with the Company’s obligations under the Credit Agreement.  The Company’s credit facility with Harris, N.A. was terminated on the same day, and the outstanding balance of $5.9 million was fully repaid.

The Credit Agreement and the Security Agreement are described in the Company’s Form 10-Q for the quarter ended March 31, 2010 filed on May 17, 2010 (the “March 31 10-Q”), which description is incorporated herein by reference.  The descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by the actual agreements, which were filed as exhibits to the March 31 10-Q.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 12, 2010, the Company borrowed $4.0 million under its credit facility with the Lender, $600,000 of which was repaid on May 14, 2010.  These funds were used to repay the Company’s balance on its credit facility with Harris, N.A., which has now been terminated.  The interest rate and other terms with respect to the $3.4 million due on the JPMorgan Chase facility are described in the March 31 10-Q, which description is incorporated herein by reference.  The description of the credit facility is qualified in its entirety by the terms described in the Credit Agreement and the Security Agreement, which were filed as exhibits to the March 31 10-Q.

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2010, the Company notified The NASDAQ Stock Market of its non-compliance with Listing Rule 5250(c)(1), which requires the timely filing of periodic financial statements.  Due to certain previously reported unauthorized financial transactions, the Company is restating its previously issued financial statements for the fiscal years ended 2008 and 2009, for all quarterly periods during those fiscal years, and for the quarter ended September 30, 2009.  The Company plans to amend its annual report on Form 10-K for the fiscal year ended June 30, 2009 and its quarterly report on Form 10-Q for the quarter September 30, 2009 to include the restated financials.  The Company also plans to amend its quarterly report on Form 10-Q for the quarter ended December 31, 2009, which was filed without financial statements.  The Company expects to file these amendments no later than June 30, 2010.  As a result, the Company’s unaudited consolidated financial statements for the quarter ended March 31, 2010 are not yet available and are not included in the Company’s quarterly report on Form 10-Q filed on May 17, 2010.  The Company will file an amended quarterly report on Form 10-Q for the quarter ended March 31, 2010 as promptly as possible after the other amended periodic reports have been filed.

A copy of the press release issued on May 17, 2010 relating to the quarterly report on Form 10-Q for the quarter ended March 31, 2010 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

 (d)          Exhibits

Number	Description

Exhibit 99.1	Press Release of Koss Corporation dated May 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 17, 2010	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Koss Corporation dated May 17, 2010.